EXHIBIT 99.1

Hub Group, Inc. Reports Record Second Quarter 2018 Results

Highlights of the quarter

  28% revenue growth
  34% gross margin growth
  93% increase in operating income
  Raising guidance - Expect 2018 diluted EPS will range from $2.73 to $2.83
  Strong intermodal pricing environment

OAK BROOK, Ill., Aug. 01, 2018 (GLOBE NEWSWIRE) -- Hub Group, Inc. (NASDAQ:HUBG) announced second quarter 2018 net income of $22.1 million, or diluted earnings per share of $0.66 versus second quarter 2017 net income of $9.5 million, or $0.29 per diluted share.

Revenue for the current quarter was $1.2 billion compared with $923.6 million for the second quarter 2017. Hub segment revenue increased 26% and Mode segment revenue increased 29%. Operating income for the current quarter increased to $32.0 million versus $16.6 million for the second quarter 2017. Hub segment operating income increased 139% and Mode segment operating income increased 15%.

Segment Information:

Hub
· Second quarter 2018 Segment Revenue:	$888.2 million, up 26%
· Second quarter 2018 Segment Operating Income:	$24.8 million, up 139%

Hub’s revenue increased 26% to $888.2 million compared to the second quarter of 2017 as a result of our success in providing multi-modal solutions to our customers.  This increase includes Hub Group Dedicated revenue totaling $73.9 million in the second quarter of 2018.

Second quarter intermodal revenue increased 17% to $526.0 million reflecting a 4% increase in loads, price increases and higher fuel revenue.  Intermodal gross margin increased compared to the second quarter of 2017 primarily due to improved pricing and increased volume.  These gains were partially offset by higher rail and higher drayage costs.

Truck brokerage revenue increased 10% to $114.9 million in the second quarter compared to the same quarter of last year.  Truck brokerage handled 5% fewer loads while fuel, price and mix combined were up 15%.  Truck brokerage gross margin increased primarily because of growth with strategic customers and increased spot activity.

Second quarter Unyson Logistics revenue increased 17% to $173.4 million due primarily to growth from new customers on-boarded in 2017 and growth with existing customers.

Hub Group Dedicated revenue of $73.9 million in the second quarter of 2018 is up 22% sequentially from the first quarter of 2018 revenue of $60.4 million.

Costs and expenses increased $13.2 million to $75.3 million in the second quarter of 2018 compared to $62.1 million in the second quarter of 2017 due primarily to the addition of $12.2 million of costs and expenses for Hub Group Dedicated.

Operating income was $24.8 million compared to $10.4 million in the second quarter 2017.

Mode
· Second quarter 2018 Segment Revenue:	$314.1 million, up 29%
· Second quarter 2018 Segment Operating Income:	$7.1 million, up 15%

Mode’s revenue increased 29% to $314.1 million compared to the second quarter 2017.   Revenue consisted of $141.2 million in intermodal which was up 26%, $103.2 million in truck brokerage which was up 24% and $69.7 million in logistics which was up 45%.

Gross margin increased $7.3 million compared to the second quarter of 2017 due to growth in all three lines of business.

Operating income was $7.1 million compared to $6.2 million in the second quarter 2017.

Hub is exploring strategic alternatives for Mode, with the intention of using the proceeds for investments in our existing business, including technology initiatives, and for acquisitions of businesses in both new and existing service lines.

Cash Flow and Capitalization:

Our capital expenditures for the second quarter totaled $47.1 million, primarily for tractors, trailers, and technology investments.  At June 30, 2018, we had cash and cash equivalents of $26.8 million.

At June 30, 2018, we had total debt outstanding of $275.2 million on various debt instruments compared to $302.5 million at December 31, 2017.

2018 Outlook

We expect that our 2018 diluted earnings per share will range from $2.73 to $2.83.  We estimate that our 2018 capital expenditures will range from $200 million to $220 million.  We project our effective tax rate will range from 24.5% to 25.5%.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, August 1st 2018 to discuss its second quarter 2018 results and corporate strategy.

Hosting the conference call will be Dave Yeager, Chief Executive Officer.  Also participating on the call will be Don Maltby, Chief Operating Officer, and Terri Pizzuto, Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UWXldILszGSOoR. Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 206-4064 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

On August 1st 2018, the company will make available on its website an Investor Presentation, which includes updated business information and second quarter 2018 results, among other things. The presentation can be accessed by going to www.hubgroup.com, selecting the “Investors” tab, and then selecting the “Presentations” tab. The presentation will be available on the company’s website until the next regular update.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks, and should be viewed with caution. Forward-looking statements may contain words such as “expects”, “expected”, “believe”, “projected”, “estimate”, or similar words, and are based on management's experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include intermodal costs and prices, the integration of any acquisitions and expenses relating thereto, the future performance of Hub’s Intermodal, Truck Brokerage, Dedicated and Unyson Logistics business lines, the future performance of Mode, the amount and timing of strategic investments or divestitures by Hub, the failure to integrate critical information technology systems, retail customers encountering adverse economic conditions and the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2017.  Hub Group assumes no liability to update any such forward-looking statements.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2018		2017
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$1,179,093	100.0%	$923,596	100.0%

Transportation costs	1,042,903	88.4%	822,279	89.0%
Gross margin	136,190	11.6%	101,317	11.0%

Costs and expenses:
Salaries and benefits	58,092	5.0%	45,038	4.9%
Agent fees and commissions	21,969	1.9%	17,038	1.8%
General and administrative	20,216	1.7%	20,114	2.2%
Depreciation and amortization	3,960	0.3%	2,549	0.3%
Total costs and expenses	104,237	8.9%	84,739	9.2%

Operating income	31,953	2.7%	16,578	1.8%

Other income (expense):
Interest expense	(2,187)	-0.2%	(1,032)	-0.1%
Interest and dividend income	22	0.0%	200	0.0%
Other, net	(189)	0.0%	-	0.0%
Total other expense	(2,354)	-0.2%	(832)	-0.1%

Income before provision for income taxes	29,599	2.5%	15,746	1.7%

Income tax expense	7,548	0.6%	6,204	0.7%

Net income	$22,051	1.9%	$9,542	1.0%

Basic earnings per common share	$0.66		$0.29

Diluted earnings per common share	$0.66		$0.29

Basic weighted average number of shares outstanding	33,389		33,220
Diluted weighted average number of shares outstanding	33,562		33,262

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2018		2017
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$2,275,064	100.0%	$1,816,352	100.0%

Transportation costs	2,016,083	88.6%	1,613,450	88.8%
Gross margin	258,981	11.4%	202,902	11.2%

Costs and expenses:
Salaries and benefits	114,099	5.0%	88,217	4.9%
Agent fees and commissions	41,111	1.8%	35,031	1.9%
General and administrative	40,720	1.8%	40,938	2.2%
Depreciation and amortization	7,965	0.4%	4,961	0.3%
Total costs and expenses	203,895	9.0%	169,147	9.3%

Operating income	55,086	2.4%	33,755	1.9%

Other income (expense):
Interest expense	(4,291)	-0.2%	(2,130)	-0.1%
Interest and dividend income	44	0.0%	330	0.0%
Other, net	(244)	0.0%	194	0.0%
Total other expense	(4,491)	-0.2%	(1,606)	-0.1%

Income before provision for income taxes	50,595	2.2%	32,149	1.8%

Income tax expense	12,377	0.5%	12,273	0.7%

Net income	$38,218	1.7%	$19,876	1.1%

Basic earnings per common share	$1.14		$0.60

Diluted earnings per common share	$1.14		$0.60

Basic weighted average number of shares outstanding	33,382		33,213
Diluted weighted average number of shares outstanding	33,520		33,318

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Three Months
	Ended June 30, 2018

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$888,238	$314,078	$(23,223)	$1,179,093

Transportation costs	788,087	278,039	(23,223)	1,042,903
Gross margin	100,151	36,039	-	136,190

Costs and expenses:
Salaries and benefits	53,839	4,253	-	58,092
Agent fees and commissions	11	21,958	-	21,969
General and administrative	17,768	2,448	-	20,216
Depreciation and amortization	3,719	241	-	3,960
Total costs and expenses	75,337	28,900	-	104,237

Operating income	$24,814	$7,139	$-	$31,953

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Three Months
	Ended June 30, 2017

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$704,344	$242,998	$(23,746)	$923,596

Transportation costs	631,787	214,238	(23,746)	822,279
Gross margin	72,557	28,760	-	101,317

Costs and expenses:
Salaries and benefits	41,569	3,469	-	45,038
Agent fees and commissions	14	17,024	-	17,038
General and administrative	18,331	1,783	-	20,114
Depreciation and amortization	2,249	300	-	2,549
Total costs and expenses	62,163	22,576	-	84,739

Operating income	$10,394	$6,184	$-	$16,578

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Six Months
	Ended June 30, 2018

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$1,719,823	$601,977	$(46,736)	$2,275,064

Transportation costs	1,529,297	533,522	(46,736)	2,016,083
Gross margin	190,526	68,455	-	258,981

Costs and expenses:
Salaries and benefits	105,909	8,190	-	114,099
Agent fees and commissions	25	41,086	-	41,111
General and administrative	36,170	4,550	-	40,720
Depreciation and amortization	7,478	487	-	7,965
Total costs and expenses	149,582	54,313	-	203,895

Operating income	$40,944	$14,142	$-	$55,086

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Six Months
	Ended June 30, 2017

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Revenue	$1,380,824	$484,832	$(49,304)	$1,816,352

Transportation costs	1,236,462	426,292	(49,304)	1,613,450
Gross margin	144,362	58,540	-	202,902

Costs and expenses:
Salaries and benefits	81,164	7,053	-	88,217
Agent fees and commissions	31	35,000	-	35,031
General and administrative	36,810	4,128	-	40,938
Depreciation and amortization	4,357	604	-	4,961
Total costs and expenses	122,362	46,785	-	169,147

Operating income	$22,000	$11,755	$-	$33,755

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT AND BUSINESS LINE
(in thousands)
(unaudited)

	Three Months
	Ended June 30, 2018

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Intermodal	$526,028	$141,221	$(6,559)	$660,690
Truck brokerage	114,936	103,168	(84)	218,020
Logistics	173,421	69,689	(16,580)	226,530
Dedicated	73,853	-	-	73,853
Total Revenue	$888,238	$314,078	$(23,223)	$1,179,093

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT AND BUSINESS LINE
(in thousands)
(unaudited)

	Three Months
	Ended June 30, 2017

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Intermodal	$451,420	$112,089	$(12,866)	$550,643
Truck brokerage	104,289	82,869	(310)	186,848
Logistics	148,635	48,040	(10,570)	186,105
Dedicated	-	-	-	-
Total Revenue	$704,344	$242,998	$(23,746)	$923,596

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT AND BUSINESS LINE
(in thousands)
(unaudited)

	Six Months
	Ended June 30, 2018

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Intermodal	$1,008,522	$270,995	$(17,829)	$1,261,688
Truck brokerage	234,955	203,889	(442)	438,402
Logistics	342,098	127,093	(28,450)	440,741
Dedicated	134,248	-	(15)	134,233
Total Revenue	$1,719,823	$601,977	$(46,736)	$2,275,064

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT AND BUSINESS LINE
(in thousands)
(unaudited)

	Six Months
	Ended June 30, 2017

	Hub	Mode	Inter-Segment Elims	Hub Group Total
Intermodal	$875,843	$234,269	$(28,103)	$1,082,009
Truck brokerage	210,473	161,031	(695)	370,809
Logistics	294,508	89,532	(20,506)	363,534
Dedicated	-	-	-	-
Total Revenue	$1,380,824	$484,832	$(49,304)	$1,816,352

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2018	2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,753	$28,557
Accounts receivable trade, net	615,690	583,994
Accounts receivable other	3,851	5,722
Prepaid taxes	5,268	12,088
Prepaid expenses and other current assets	15,763	25,697
TOTAL CURRENT ASSETS	667,325	656,058

Restricted investments	24,107	24,181
Property and equipment, net	618,931	562,150
Other intangibles, net	71,501	74,348
Goodwill, net	348,106	348,661
Other assets	3,534	5,543
TOTAL ASSETS	$1,733,504	$1,670,941

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$348,222	$338,933
Accounts payable other	12,418	12,268
Accrued payroll	36,487	28,994
Accrued other	78,598	59,305
Current portion of capital lease	2,794	2,777
Current portion of long term debt	86,740	77,266
TOTAL CURRENT LIABILITIES	565,259	519,543

Long term debt	179,444	214,808
Non-current liabilities	39,083	37,927
Long term capital lease	6,196	7,696
Deferred taxes	132,463	121,095

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2018 and 2017	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and
41,224,792 shares issued in 2018 and 2017; 33,717,169 shares
outstanding in 2018 and 33,447,070 shares outstanding in 2017	412	412
Class B: $.01 par value; 662,300 shares authorized;
662,296 shares issued and outstanding in 2018 and 2017	7	7
Additional paid-in capital	168,614	173,011
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	908,934	870,716
Accumulated other comprehensive loss	(190)	(194)
Treasury stock; at cost, 7,507,623 shares in 2018
and 7,777,722 shares in 2017	(251,260)	(258,622)
TOTAL STOCKHOLDERS' EQUITY	811,059	769,872
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,733,504	$1,670,941

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017

Cash flows from operating activities:
Net income	$38,218	$19,876
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	38,251	25,288
Deferred taxes	11,767	7,713
Compensation expense related to share-based compensation plans	6,982	4,972
Other	(3,571)	-
(Gain) loss on sale of assets	(90)	307
Changes in operating assets and liabilities:
Restricted investments	74	(2,408)
Accounts receivable, net	(29,748)	26,240
Prepaid taxes	6,820	(3,352)
Prepaid expenses and other current assets	9,935	4,493
Other assets	1,869	(2,653)
Accounts payable	9,878	307
Accrued expenses	4,857	(18,013)
Non-current liabilities	2,382	368
Net cash provided by operating activities	97,624	63,138

Cash flows from investing activities:
Proceeds from sale of equipment	1,234	2,356
Purchases of property and equipment	(69,261)	(29,593)
Net cash used in investing activities	(68,027)	(27,237)

Cash flows from financing activities:
Proceeds from issuance of debt	58,161	16,149
Repayments of long term debt	(84,051)	(23,118)
Stock tendered for payments of withholding taxes	(4,017)	(3,293)
Capital lease payments	(1,483)	(1,399)
Net cash used in financing activities	(31,390)	(11,661)

Effect of exchange rate changes on cash and cash equivalents	(11)	95

Net (decrease) increase in cash and cash equivalents	(1,804)	24,335
Cash and cash equivalents beginning of period	28,557	127,404
Cash and cash equivalents end of period	$26,753	$151,739